EXHIBIT 4.2















                            INGERSOLL-RAND COMPANY

                                      to

                             THE BANK OF NEW YORK,
                                  as Trustee



                          ___________________________

                         Third Supplemental Indenture
                               Dated November 14, 2000

                   Supplementing and Amending the Indenture
                          Dated as of August 1, 1986

                          ___________________________

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          THIS THIRD SUPPLEMENTAL INDENTURE, dated as of November 14, 2000, is between THE INGERSOLL-RAND COMPANY, a New Jersey corporation (hereinafter called the "Corporation"), and THE BANK OF NEW YORK, a corporation duly organized and existing under the laws of the State of New York, as Trustee under the Indenture referred to below (hereinafter called the "Trustee").


                                   RECITALS

          The Company and the Trustee are parties to an Indenture, dated as of August 1, 1986, as amended (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms herein, not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

          The Company has duly authorized the execution and delivery of this Third Supplemental Indenture in order to provide for the issuance of Global Securities.

          The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Third Supplemental Indenture.

          Section 901(4) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture.

          The Company has determined that this Third Supplemental Indenture complies with Section 901(4) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Third Supplemental Indenture is in form satisfactory to it.

          The Company has furnished the Trustee with an Officer's Certificate and an Opinion of Counsel complying with the requirements of Sections 102 and 903 of the Indenture, stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to this Trustee a Board Resolution authorizing the execution and delivery of this Third Supplemental Indenture, together with such other documents as may have been required by Section 102 of the Indenture.

          All things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

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          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Securities as follows:

          A.  AMENDMENTS TO THE INDENTURE

          1. Section 101 of the Indenture is hereby amended by adding the following definition of "Global Security" after the definition of "Funded Indebtedness":

          "Global Security" means a Security evidencing all or part of a series of Securities, including, without limitation, any temporary or permanent Global Securities.

          2. Section 101 of the Indenture is hereby amended by adding the following definition of "U.S. Depositary" after the definition of "Trust Indenture Act":

          "U.S. Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Company pursuant to Section 301, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of that series.

          3.  Article Two of the Indenture is hereby amended by adding
Section 205 as follows:

          Section 205.  Securities in Global Form.

          If any Security of a series is issuable in global form, such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global

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     Security.  Any instructions by the Company with respect to a Global
     Security, after its initial issuance, shall be in writing but need not comply with Section 102.

          None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          4. Section 301 of the Indenture is hereby amended by deleting the word "and" from the end of Section 301(13), by renumbering Section 301(14) as
Section 301(15), and by inserting new Section 301(14) as follows:

          (14) if the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the U.S. Depositary for such Global Security or Securities; the manner in which and the circumstances under which Global Securities representing Securities of the series may be exchanged for Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 307, and

          5. Section 304 of the Indenture is hereby amended by adding the following paragraphs at the end thereof:

          If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall, in accordance with Section 303 and the Company Order with respect to such series, authenticate and deliver one or more Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by one or more Global Securities, (ii) shall be registered in the name of the U.S. Depositary for such Global Security or Securities or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: "This Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Security is exchanged in whole or in part for Securities in definitive form" and such other legend as may be required by the U.S. Depositary.

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          Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary for such series or a nominee of such successor depositary.

          If at any time the U.S. Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Securities of such series or if any time the U.S. Depositary for Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Securities of such series. If a successor U.S. Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

          The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such Series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

          If the Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form and in an

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

     aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

          If specified by the Company pursuant to Section 301 with respect to Securities of a series, the U.S. Depositary for such series of Securities may surrender a Global Security for such series of Securities in exchange in whole or in part for Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

               (i) to each Person specified by the U.S. Depositary a new registered Security or Securities of the same series, of an authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and

               (ii) to the U.S. Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global
          Security and the aggregate principal amount of Securities delivered to Holders thereof.

          Upon the exchange of a Global Security in whole for Securities in definitive form, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Persons in whose names such Securities are so registered.


          B.  GENERAL PROVISIONS

          1. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same, except for the recital indicating the Trustee's approval of the form of this Third Supplemental Indenture. The Trustee makes no representation as to the validity of this Third Supplemental Indenture.

          2. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original,

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but all such counterparts together shall constitute but one and the same instrument.

          3. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          4. The Trustee accepts the trust created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Third Supplemental Indenture.

          5. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, (other than the parties thereto, any Security Registrar, any Paying Agent, and Authenticating Agent and their successors under the Indenture, and the Holders of the Securities), any benefit or any legal or equitable right, remedy or claim under the Indenture.

          7. This Third Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of laws.


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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed as of the day and year first above written.

                               INGERSOLL-RAND COMPANY


                               By:  /s/Peter Hong
                                    ======================
                                    Name:   Peter Hong
                                    Title:  Vice President and Treasurer



                               THE BANK OF NEW YORK, as Trustee


                               By:  /s/Marie Trimboli
                                    ======================
                                    Name:   Marie Trimboli
                                    Title:  Assistant Treasurer








































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